UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2007
To the Stockholders of Integra LifeSciences Holdings Corporation:
NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:

TIME	9:00 a.m. local time on Thursday, May 17, 2007

PLACE	Holiday Inn Hotel
100 Independence Way
Princeton, New Jersey 08540

ITEMS OF BUSINESS	1. To elect eight directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.

3. To act upon any other matters properly coming before the meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of record of the Company's common stock at the close of business on March 30, 2007 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company's headquarters located at 311 Enterprise Drive, Plainsboro, New Jersey.

ANNUAL REPORT	The 2006 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT	In order to avoid additional soliciting expense to the Company, please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

By order of the Board of Directors,

/s/ Richard D. Gorelick

Plainsboro, New Jersey	Richard D. Gorelick
April 16, 2007	Senior Vice President, General Counsel and Secretary

PURPOSE OF MEETING
RECORD DATE
VOTING AND REVOCABILITY OF PROXIES
PROPOSAL 1. ELECTION OF DIRECTORS
INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
OTHER MATTERS

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007
PURPOSE OF MEETING
We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) of proxies to be voted at the Company’s 2007 Annual Meeting of Stockholders (the “Meeting”) and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Thursday, May 17, 2007 at the Holiday Inn Hotel, 100 Independence Way, Princeton, New Jersey. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 16, 2007.
At the Meeting, we will ask the stockholders of the Company to consider and vote upon:
(i)	the election of eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”); and

(ii)
the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (see “Proposal 2. Ratification of Independent Registered Public Accounting Firm”).

We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.
RECORD DATE
As of March 30, 2007, the record date for the Meeting, 27,320,211 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.
VOTING AND REVOCABILITY OF PROXIES
Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote in person or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares.

If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.
The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.
You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.
We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of common stock.

PROPOSAL 1. ELECTION OF DIRECTORS
The Board of Directors has nominated eight persons for election as directors whose terms will expire at the 2008 Annual Meeting of Stockholders and when their successors are elected and qualified: Thomas J. Baltimore, Jr., Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, Neal Moszkowski, Christian S. Schade, James M. Sullivan and Anne M. VanLent, each of whom are currently directors of the Company.
If any nominee should be unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company. See “Principal Stockholders” for information regarding the security holdings of our director nominees.
THOMAS J. BALTIMORE JR. has been a director of the Company since March 2007. He has served as President of RLJ Development, LLC, which he founded, since 2000. Prior to launching RLJ, he worked at Hilton Hotels Corporation as Vice President, Development and Finance (1999 to 2000) and Vice President, Gaming Development (1997 to 1998). From 1994 to 1996, Mr. Baltimore was Vice President, Business Development for Host Marriott Services (a spinoff entity from Host Marriott Corporation). Mr. Baltimore also worked for Marriott Corporation from 1988 to 1989 and from 1991 to 1993, holding various positions in the company, including Senior Director and Manager. Prior to his employment with Marriott, Mr. Baltimore was a staff auditor for Price Waterhouse. Mr. Baltimore is 43 years old.
KEITH BRADLEY, PH.D. has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, a London Stock Exchange corporation, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass London Business Schools. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. Dr. Bradley is 62 years old.
RICHARD E. CARUSO, PH.D. founded the Company in 1989 and has served as the Company’s Chairman since March 1992. Dr. Caruso is currently a member of The Provco Group, a venture and real estate investment company, and an advisor to Quaker BioVentures, a medical venture capital financial investor. Dr. Caruso served as the Company’s Chief Executive Officer from March 1992 to December 1997 and also as the Company’s President from September 1995 to December 1997. From 1969 to 1992, Dr. Caruso was a principal of LFC Financial Corporation, a project finance company, where he was also a director and Executive Vice President. Dr. Caruso is on the Board of Susquehanna University, The Baum School of Art and The Uncommon Individual Foundation (Founder). He received a B.S. degree from Susquehanna University, an M.S.B.A. degree from Bucknell University and a Ph.D. degree from the London School of Economics, University of London (United Kingdom). Dr. Caruso is 63 years old.
STUART M. ESSIG has served as President and Chief Executive Officer and as a director of the Company since December 1997. Prior to joining the Company, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig also serves as a director of St. Jude Medical Corporation, Zimmer Holdings, Inc. and ADVAMED, the Advanced Medical Technology Association. Mr. Essig is 45 years old.
NEAL MOSZKOWSKI has been a director of the Company since 2006. He previously served as a director of the Company from March 1999 to May 2005. He has been the Co-Chief Executive Officer of TowerBrook Capital Partners, LP, a private equity investment company with $2.5 billion under management, since 2005. Prior to joining TowerBrook, Mr. Moszkowski was Managing Director and Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co. and affiliates, where he served as Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski also currently serves as a director of Wellcare Health Plans, Inc., Bluefly, Inc., Spheris, Inc. and JetBlue Airways Corporation. Mr. Moszkowski is 41 years old.
CHRISTIAN S. SCHADE has been a director of the Company since 2006. He has been the Senior Vice President, Finance and Administration, and Chief Financial Officer of Medarex, Inc. since 2000. From 1992 to 2000, Mr. Schade was a Managing Director of Merrill Lynch & Co. Mr. Schade received an A.B. degree from Princeton University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Mr. Schade is 46 years old.
JAMES M. SULLIVAN has been a director of the Company since 1992. Since 1986, he has held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions, and his current position as Executive Vice President of Lodging Development. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah’s Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and served as a director of Classic Vacation Group, Inc. until its acquisition by Expedia, Inc. in March 2002. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 63 years old.
ANNE M. VANLENT has been a director of the Company since 2004. She has been Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly-traded pharmaceutical company that develops and markets prescription dermatology products, since May 2002. Prior to joining Barrier Therapeutics, Ms. VanLent served as a principal of the Technology Compass Group, LLC, a healthcare/technology consulting firm, since she founded it in October 2001. From July 1997 to October 2001, she was the Executive Vice President—Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as a director of Penwest Pharmaceuticals Co., a Nasdaq-listed company. Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. Ms. VanLent is 59 years old.
Required Vote for Approval and Recommendation of the Board of Directors
Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our By-Laws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating

Committee would then make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.
INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES
The Board of Directors held five regularly scheduled and three special meetings during 2006. The Company’s independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company’s directors, except for Mr. Essig, are independent, as defined by the applicable Nasdaq Stock Market listing standards. In making this decision with respect to Dr. Caruso, the Board of Directors considered that the Company leases certain production equipment from an entity controlled by Dr. Caruso. In making this decision with respect to Mr. Sullivan, who serves as Executive Vice President of Lodging Development of Marriott International, Inc., the Board of Directors considered that the Company makes payments to Marriott International, Inc. and its franchisees for hotel rooms and meeting facilities.
The Company has standing Audit, Nominating and Corporate Governance, and Compensation Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integra-LS.com through the “Investors Relations” link under the heading “Corporate Governance.” During 2006, each incumbent director attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served.
Audit Committee. The Audit Committee is comprised of Ms. VanLent (chair), Mr. Schade and Mr. Sullivan, and it met eight times in 2006. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable Nasdaq Stock Market listing standards. The Board of Directors has also determined that Ms. VanLent, Mr. Schade and Mr. Sullivan are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them are “financially sophisticated” in accordance with Nasdaq Stock Market listing standards.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Dr. Caruso (chair), Dr. Bradley and Mr. Sullivan, and it met four times in 2006. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, the selection of nominees for election as directors at the stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable Nasdaq Stock Market listing standards.

When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s operations, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to other new nominees.
Mr. Moszkowski’s nomination for election to the Board of Directors was recommended by Mr. Essig. Mr. Baltimore’s nomination for election to the Board of Directors was recommended by Mr. Essig and Mr. Sullivan.
The Nominating and Corporate Governance Committee will consider stockholder nominated candidates for director provided that the nominating stockholder identifies the candidate’s principal occupation or employment, the number of shares of the Company’s common stock beneficially owned by such candidate, a description of all arrangements or understandings between the nominating stockholder and such candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data, qualifications and information regarding any relationships between the candidate and the Company within the past three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
A stockholder’s recommendation must also set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation, the class and number of shares of the Company’s common stock beneficially owned by the stockholder and the date the stockholder acquired such shares, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in its capacity as a proponent of a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President, General Counsel and Secretary.
Compensation Committee. The Compensation Committee is currently comprised of Dr. Bradley (chair), Mr. Moszkowski and Mr. Schade, and it met eight times in 2006. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of stock options and other equity awards, for employees and consultants of the Company. The Compensation Committee also administers the Company’s 2000, 2001 and 2003 Equity Incentive Plans, the Company’s 1998 and 1999 Stock Option Plans, the Company’s 1993 and 1996 Incentive Stock Option and Non-Qualified Stock Option Plans and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable Nasdaq Stock Market listing standards.
The Compensation Committee may delegate any or all of its responsibilities, except that it shall not delegate its responsibilities regarding (i) the annual review and approval of all elements of compensation of executive officers, (ii) the management, review and approval of annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans, (iii) any matters that involve executive officer compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”
The Compensation Committee has delegated authority for making equity awards to employees under the Approved Plans to a Special Award Committee, consisting of Mr. Essig. The authority to grant equity to executive officers, employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Code or employees whose grants would result in their receiving more than 10,000 shares of common stock during the previous 12 months, however, rests with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant a maximum of 300,000 shares of awards during the one-year period beginning May 17, 2006.
The Company’s President and Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other executive officers. As discussed below in “Executive Compensation — Compensation Disclosure and Analysis — Annual Review of Compensation,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the President and Chief Executive Officer.
The Company does not regularly use compensation consultants. However, during 2006, Watson Wyatt & Company served as a consultant in connection with the establishment of the Company’s management incentive compensation plan.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS; SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
It is our policy to encourage our directors to attend the annual meeting of stockholders. Five of our directors attended the 2006 Annual Meeting of Stockholders.
Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536, Attention: Senior Vice President, General Counsel and Secretary.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2006 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2007. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our By-Laws. We have traditionally submitted this matter to the stockholders and believe that it is good practice to continue to do so.
If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
During fiscal year 2006, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax and acquisition-related due diligence services.
The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees and Tax Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees (in thousands)
	2006	2005
Audit Fees	$2,174	$1,274
Audit-Related Fees	$284	334
Total Audit and Audit-Related Fees	$2,458	$1,608
Tax Fees	377	499

Total Fees	$2,835	$2,107
The nature of the services provided in each of the categories listed above is described below:
Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, management’s assessment of internal control over financial reporting, quarterly reviews, statutory audits, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.
Audit-Related Fees — Consists of services related to an employee benefits plan audit, financial due diligence and accounting consultations in connection with proposed acquisitions and consultations concerning financial accounting and reporting standards.
Tax Fees — Consists of tax compliance (review and preparation of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial income analysis, transfer pricing documentation for compliance purposes and tax due diligence relating to acquisitions) and state and local tax planning and consultations with respect to various domestic and international tax planning matters.

No other fees were incurred to PricewaterhouseCoopers LLP during 2005 or 2006.
All fees described above were approved by the Audit Committee.
Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm.
Management submits requests for approval in writing to the Audit Committee, which meets to discuss such requests and to approve or decline to approve the requests. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.
The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the Securities and Exchange Commission.
The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.
Required Vote for Approval and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.
The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of
PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

EXECUTIVE COMPENSATION
Compensation Disclosure and Analysis
Overview
This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow. We aim to provide a better understanding of our executive compensation practices and the decisions we made concerning the compensation payable to our executive officers for 2006, including the executives officers named in the Summary Compensation Table (the “named executive officers”) that appears in this Proxy Statement.
The Compensation Committee of our Board of Directors plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to the Compensation Committee’s approval. The report of the committee appears following this section.
Philosophy
We have designed our executive compensation program to attract, retain and motivate highly qualified executives and to align their interests with the interests of our stockholders. The ultimate goal of our program is to increase stockholder value by providing executives with appropriate incentives to achieve our business objectives. We seek to achieve this goal through a program that rewards executives for performance, as measured by both financial and non-financial factors, and includes major compensation components that are linked to increases in recognized measures of stockholder value. Our use of equity-based awards that vest over time also encourages our talented executives to remain in our employ. Executive officers are required to enter into non-competition or other restrictive covenants with us, a practice that we believe limits the possibility of losing them to our closest competitors. We also encourage executives to act as equity owners through the stock ownership guidelines described later in this discussion.
In the last two years, we have taken the following actions with respect to compensation arrangements, including those with named executive officers:
•	Adopting a management incentive compensation plan to provide for annual cash incentive awards if certain performance goals are met;

•	Entering into employment agreements with Executive Vice Presidents that provide for target cash bonus payments to be paid, based upon the satisfaction of certain performance objectives;

•	Moving from granting stock options with vesting over time to granting restricted stock and performance stock with “cliff vesting”; and

•	Amending the employment agreement with our President and Chief Executive Officer to provide “change-in-control” protections.
As discussed below, we believe that the above actions support our compensation objectives.

Role of Executive Officers in Compensation Process
Our President and Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of his direct reports and the other named executive officers. As discussed below under “—Annual Review of Compensation,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of our President and Chief Executive Officer.
Compensation Consultants
We do not regularly use compensation consultants. However, during 2006 Watson Wyatt & Company served as a consultant in connection with the establishment of our management incentive compensation plan.
Benchmarking
Our Compensation Committee considers the compensation practices of other companies in our industry. This consideration generally occurs in connection with our entering into employment or severance agreements with executive officers, rather than on an annual basis. Over the past several years, the list of these companies has included Advanced Medical Optics, Inc., Advanced Neuromodulation Systems, ArthroCare Corporation, Biosite Incorporated, Bio-Rad Laboratories, ConMed Corporation, CooperVision, Inc., Cyberonics, Inc., Cytyc Corporation, Dade Behring, Inc., Edwards Lifesciences Corporation, Haemonetics Corporation, Hologic, Inc., Inamed Corporation, Intermagnetics General Corporation, Medicis Pharmaceutical Corporation, Mentor Corporation, PolyMedica Corporation, PSS World Medical, Inc., Respironics, Inc., Viasys Healthcare, Inc. and Steris Corporation. We do not target our executives’ base salaries at a specific percentile of market salaries.
Elements of Compensation
There are three major elements of our executive compensation program: base salary, annual cash incentives in the form of bonus and/or incentive compensation plan payments and long-term equity-based incentives in the form of stock options, restricted stock, performance stock and other forms of equity. The Compensation Committee reviews these elements of compensation on an annual basis.
Base Salaries
We use base salary as a recruiting and retention tool, and to recognize individual performance and responsibility through merit and promotional increases. Historically, we typically paid base salaries of executives at below the 50th percentile of salaries for comparable positions or responsibilities at other medical device companies, based on the data obtained from the published salary survey sources and these companies’ proxy statements. This decision was based, in part, upon the size of company, our historical lack of cash and our desire to use our available cash for acquisitions. In addition, we wanted to link managerial compensation to our stock performance and, as a growing company, to attract people with an entrepreneurial spirit and a long-term objective. However, we have consciously moved our compensation program towards a greater percentage of cash compensation to become more competitive with larger companies and companies in our geographic region. The Compensation Committee reviews base salaries annually, but it does not automatically increase them if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. We consider market factors, individual performance, responsibilities and experience when considering merit or promotion-related increases.

Annual Cash Incentives
Because our company has grown and become recognized as a market leader, we need to pay competitively to retain our top executives and attract new ones. Accordingly, we have determined that we need to provide a greater percentage of cash compensation. To move our compensation program towards providing a greater percentage of cash compensation, in 2006 we introduced cash bonuses and adopted the Integra LifeSciences Holdings Corporation Management Incentive Compensation Plan (the “MICP”). These forms of compensation create annual incentive opportunities tied to objectives that are designed to help us achieve our short-term plans to grow the business and increase stockholder value.
Cash Bonuses. A target bonus accomplishes the goal of creating annual incentives, and we believe that this form of compensation is comparable to what other companies offer. The employment agreements that we entered into with our President and Chief Executive Officer (Mr. Essig), our Executive Vice Presidents (Ms. Bellantoni, Mr. Carlozzi and Mr. Henneman) and our former Senior Vice President, Finance (Mr. Holtz) provide (or, in the case of Mr. Holtz, provided) for annual cash bonuses equal to a targeted percentage of base salary. The targeted amounts are 100% for Mr. Essig, 40% for our Executive Vice Presidents and 30% for Mr. Holtz. As discussed below under "—Annual Review of Compensation,” the amount of the bonus that we will pay is based upon the satisfaction of performance objectives and is determined by the Compensation Committee, in its sole discretion. As discussed below, prior to 2006 Mr. Essig waived his right to receive an annual cash bonus.
Our President and Chief Executive Officer and our Executive Vice Presidents do not participate in the MICP because their employment agreements, which were all entered into prior to the adoption of the MICP, provide for targeted cash bonuses. We believe that paying these executive officers a targeted bonus based on qualitative objectives, as opposed to quantitative measures under the MICP, allows the Compensation Committee to have flexibility to judge the performance of these officers on a number of factors, such as leadership, the accomplishment of goals that were set during the year after the MICP performance goals are set and compliance.
Management Incentive Compensation Plan. In August 2006, we adopted the MICP. The purpose of the MICP is to offer incentive compensation to key employees below the level of Executive Vice President by rewarding the achievement of corporate goals and specifically measured individual goals which are consistent with and support our overall corporate goals. Under the MICP, these key employees are eligible for an annual cash incentive award.
The Compensation Committee is charged with establishing the performance goals in making award opportunities to executive officers under the MICP. The Compensation Committee is responsible for establishing these performance goals and the amount of the target awards prior to the beginning of each year after a review of the factors it believes will be most important to our business over the coming year. The target award will be equal to a percentage of the officer’s base salary. The amount of the awards to be paid is conditioned upon our achievement of those targets. We may not make any payments if we fail to achieve a performance level of at least 90% of the target performance goal. We may increase the award by as much as 50% above the target award upon the approval of the Compensation Committee or, in the case of employees who are not executive officers, the MICP administrator (our Senior Vice President, Human Resources) based on the extent to which the level of achievement of the performance goals exceeds the target level for that performance period.
The MICP allows the Compensation Committee or the MICP administrator to select EBITDA and/or sales as the performance measures. In addition, performance measures may relate to the participant’s attainment of other performance goals that are specified for such participant and may be weighted as to corporate and individual goals. However, we have not yet used individual performance goals under the MICP for our executive officers. Target performance goals are set at levels that are achievable in the opinion of the Compensation Committee, but at levels high enough so that the achievement of these levels would benefit the Company. For the second half of 2006, the first performance period in which the MICP was in effect, the performance measure was adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, as adjusted, in the discretion of the Compensation Committee, to account for any items that do not reflect our core operating performance).
Employees who participate in the MICP are entitled to receive cash bonuses in addition to their MICP payments. These additional bonuses are, however, reserved for extraordinary performance and may be granted in the sole discretion of the President and Chief Executive Officer, except that all such awards to executive officers require approval of the Compensation Committee. There is no limit on the amount of such bonuses. The amount of MICP payments that these employees receive is taken into account in determining these bonus payments. For 2006, no executive officer who participated in the MICP received a non-MICP bonus in excess of $3,000.
Long-Term Equity-Based Incentives
We use stock options, restricted stock, performance stock and other equity equivalents to provide long-term incentives. These awards help us retain executives and align their interests with stockholders by setting multi-year vesting requirements and subjecting a significant portion of the compensation value to increases in the value of our stock. Existing ownership levels are not a factor in award determination because we do not want to discourage executives and other employees from holding significant amounts of our stock if they so choose.
We grant equity to employees in three situations: (1) upon their hiring or entering into new employment agreements, (2) in connection with annual performance reviews (as compensation for the year for which performance is reviewed) and (3) from time to time, to award employees who have accomplished projects that benefit our company.
With one exception, we have historically used stock options with six-year terms that vested over a period of four years to provide incentives to members of management. Under the terms of Mr. Essig’s employment agreements, we have granted restricted units to Mr. Essig at the time he entered into new employment agreements and have made annual stock option grants with 10-year terms to him. In 2005 we began granting restricted stock with a three-year “cliff” vesting in addition to options, and in 2006, we ceased granting options, except for Mr. Essig’s annual option grant (which is required under his employment agreement) and for compensation of our Board of Directors. The three-year cliff vesting provides that no shares shall vest until the third anniversary of the grant, at which time all shares will vest. Restricted stock ties the value of employees’ equity compensation to our long-term performance. By granting restricted stock instead of stock options we are able to issue less equity and conserve the amount of equity available under our equity incentive plans. In addition, stock options no longer receive favorable accounting treatment. Thus, we lost the benefit that stock options previously provided. Finally, the three-year cliff vesting provides an effective retention tool.
In 2006, we granted performance stock to our Executive Vice Presidents in connection with entering into employment agreements with them. In April 2007, we granted performance stock to two of these officers in connection with the equity grants relating to their 2006 performance. The decision to grant performance stock was based on the reasons described above relating to the use of restricted stock, as well to provide for a minimum baseline level of performance and to satisfy the requirements of performance-based compensation under Section 162(m) of the Internal Revenue Code.
Shares of restricted stock generally vest on the third anniversary of the date of grant, subject to continued employment. If the performance condition is met, shares of our outstanding performance stock are deliverable on the third anniversary of the date of grant, subject to continued employment. The performance condition used for our outstanding performance stock is that our revenues during any year of the three-year performance period exceed revenues during the year prior to the performance period.
The Compensation Committee has delegated authority for making equity awards to employees under our equity plans to a Special Award Committee, consisting of Mr. Essig. The authority to grant equity to executive officers, employees who are, or could be, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, or persons whose grants would result in their receiving more than 10,000 shares of common stock during the previous 12 months, however, rests with the Compensation Committee. On an annual basis, the Compensation Committee establishes the aggregate number of awards that the Special Award Committee may make during the year.
We require all executive officers and substantially all U.S.-based employees to sign a non-competition agreement, or an employment or severance agreement with non-competition provisions, as a condition of receiving an equity award.
Perquisites
We provide our executive officers with very few perquisites and other benefits not generally available to other employees. We have provided relocation assistance, including reimbursement of temporary housing and moving expenses, for certain executive officers upon their hiring. We also provide management-level employees with a corporate credit card not available to all employees and provide Mr. Essig with an annual medical examination and an airport club membership.
Annual Review of Compensation
We make the key decisions regarding executive officer compensation (salary increases, equity grants and, beginning with fiscal 2006, bonus and MICP payments) in connection with our annual performance review process. The decisions regarding Mr. Essig’s compensation generally occur at the Compensation Committee meeting held each December. For fiscal 2006, we completed our review process for other executive officers in March 2007. We anticipate that we will adhere to a similar timetable for annual reviews in future years. Because we consider annual equity grants as compensation for the officer’s performance after the conclusion of the year being reviewed, we will not make grants to officers other than Mr. Essig until the following year. Thus, such grants will not appear in the Summary Compensation Table for the year in which cash compensation is reported.
Each year, Mr. Essig provides a list of performance objectives to the Board of Directors. These objectives cover financial and organization matters. The financial measures include revenue, gross margin, earnings and similar metrics. At the end of each year, Mr. Essig provides a self-evaluation of his performance, which the Compensation Committee reviews and discusses with Mr. Essig to determine Mr. Essig’s annual salary increase, bonus and stock option grant. Mr. Essig’s targets and objectives are purposely set to be aggressive and ambitious. As a result, the objectives are not meant to be a “check-the-box” chart pursuant to which we will award Mr. Essig a certain percentage of his contractually obligated salary increase, equity award and bonus based upon a percentage of the objectives achieved. Rather, they are meant to guide the members of the Compensation Committee as to what compensation awards Mr. Essig has earned based upon his overall performance.
Messrs. Carlozzi and Henneman provide performance objectives, and Ms. Bellantoni began providing performance objectives in 2007. The objectives relate to the officer’s areas of responsibility and include achieving the year’s operating plan performance levels. Ms. Bellantoni was not asked to provide written performance objectives for 2006, her first year with the Company, because her primary performance objective for 2006 was the restructuring of the Finance Department. At the end of each year, Mr. Essig reviews the performance of these officers, which includes evaluating whether they satisfied their performance objectives, and makes recommendations to the Compensation Committee regarding their salary increases, bonuses and equity awards. Mr. Essig also evaluates the performance of the other executive officers with their supervisors and makes similar recommendation to the Compensation Committee. The Compensation Committee then considers Mr. Essig’s recommendations in making its compensation determinations for these officers.
Mr. Essig’s employment agreement provides that (1) we increase Mr. Essig’s salary by a minimum of $50,000 each year during the term of the agreement, (2) Mr. Essig be eligible for a cash bonus that shall not be less than 100% of his base salary and (3) we award Mr. Essig an annual grant of between 100,000 and 200,000 stock options. The compensation we have paid to Mr. Essig has demonstrated a connection between these three provisions. We have increased Mr. Essig’s salary by the minimum amount during each year of his agreement. Prior to 2006, Mr. Essig has waived his right to a cash bonus because of our limited historical cash flow. However, we have awarded Mr. Essig the maximum amount of 200,000 stock options each year of his employment agreement due, in part, to our decisions regarding Mr. Essig’s salary increase and Mr. Essig’s decision to waive his right to a cash bonus.
Historically, we have not used specific guidelines in making equity grants to our other executive officers. However, we have made equity grants with the objective of compensating our executive officers in a competitive manner necessary to retain their services and have considered the cash compensation that we pay to executive officers in setting the size of equity grants. As we continue to make bonus and MICP payments to our executive officers, the amount of annual equity awards that we grant may decrease as a percentage of total compensation from historical levels.
Equity Grant Practices
Equity grant decisions are made without regard to anticipated earnings or other major announcements by the Company. Historically, the Compensation Committee has approved option grants to Mr. Essig at its December meeting and generally approved the annual stock option or other equity-based grants to other management-level employees at a meeting held in the last quarter of the year. The Compensation Committee, however, approved the year-end restricted stock awards for 2006 on March 15, 2007 by written consent after our annual review process was completed. We expect this timetable to continue.
The grant date of Mr. Essig’s annual stock option grant under his current employment agreement, entered into in July 2004, has been the date the award was approved. The grant date for awards to other executive officers is either the date of the required approval or, for administrative convenience, the first business day of the month following the required approval. For example, of the Compensation Committee designated April 1, 2007 as the grant date for the restricted stock and performance stock awards that the Compensation Committee approved on March 15, 2007. As we have moved from granting options to granting restricted stock and performance stock, we expect grants to executive officers, other than stock option grants to Mr. Essig, to be made on the first business day of the month following Compensation Committee approval. The Special Award Committee approves and makes equity grants on the first business day of the month. We make equity grants to members of our Board of Directors on the date of our annual meeting of stockholders. Because directors may elect to receive their annual retainer in the form of cash, restricted stock or stock options, we postponed the grant date on one occasion when our trading window was closed on the date of the annual meeting.
The exercise price of stock options is equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. The Compensation Committee or Special Award Committee, as applicable, may set a higher exercise price for options granted to employees based outside the United States if counsel advises that it is necessary or advisable to do so under the applicable country’s law. This practice with respect to setting stock option exercise prices is consistent with the terms of our equity incentive plans. The terms of these plans require that the exercise price of options granted under the plans be not less than the fair market value of our common stock on the date of grant. The plans define “fair market value” as the closing prices of our common stock on the Nasdaq Global Select Market on the date of grant.
Post-Employment Arrangements
We have entered into employment agreements with our President and Chief Executive Officer and our Executive Vice Presidents. We also entered into an employment agreement with Mr. Holtz, who left the Company on December 31, 2006. The employment agreements provide for payments in the event that the executive is terminated by us other than for cause and in the event that the executive terminates his or her employment for good reason and provides for additional payments in the event the executive’s employment is terminated under these circumstances following a change in control.
Mr. Holtz’s employment agreement contained similar provisions to that of our Executive Vice Presidents. Under Mr. Holtz’s employment agreement, however, the definition of “good reason” included the Company’s appointing a Chief Financial Officer, with Mr. Holtz no longer being responsible for the Company’s Finance Department, and the Company and Mr. Holtz not mutually agreeing to an amended job title and/or responsibilities for Mr. Holtz by the 30th day before the agreement’s December 31, 2006 expiration date. This provision was included in order to facilitate an orderly transition of his responsibilities following the hiring of a Chief Financial Officer.
In 2006, we began replacing the employment agreements that we had entered into with Senior Vice Presidents with severance agreements that provide for payment to the officer under fewer scenarios than provided for under the employment agreements. In January 2007, we entered into a severance agreement with Ms. O’Grady that replaced the employment agreement that we had entered into with her in 2003. Ms. O’Grady’s severance agreement provides for a payment in the event that, following a change in control, we terminate her employment other than for cause or she terminates her employment with us for good reason. Our movement from employment agreements to severance agreements reflects our philosophy that it is in the best interest of our stockholders to limit the number of employees who receive termination payments outside of a change in control event. As a result of this change, the only executive officers who have employment agreements that provide for termination payments outside of a change in control are our President and Chief Executive Officer and our three Executive Vice Presidents, and only a limited number of U.S.-based employees are parties to agreements that provide for such payments.
In 2006, we amended Mr. Essig’s employment agreement to provide for change-in-control benefits. Mr. Essig’s employment agreement entered into in 2004 provided that on a change in control all stock options will vest and become exercisable through their original expiration date and all restricted unit shares will vest and be distributed on the date of the change in control. Mr. Essig’s employment agreement also provided for a full gross-up payment to cover excise taxes under Section 280G of the Internal Revenue Code. However, there were no special severance benefits that are payable to him in connection with a change in control until this amendment. We included change-in-control benefits in the employment agreement we entered into with our Executive Vice Presidents in late 2005 and early 2006, and our Compensation Committee determined that is was appropriate to amend Mr. Essig’s employment agreement to provide these benefits.
The amendment provides Mr. Essig with change-in-control benefits that are in addition to the benefits provided currently in the initial agreement. Specifically, if within 18 months following a change in control (i) we terminate Mr. Essig’s employment for a reason other than death, disability or cause, (ii) Mr. Essig terminates his employment for good reason or (iii) we do not review Mr. Essig’s employment agreement after a change in control, Mr. Essig will be entitled to additional severance benefits.

These agreements are further described in the section entitled “Executive Compensation — Potential Payments under Termination or Change in Control.”
2006 Named Executive Officer Compensation
Base Salaries
In December 2005 and early 2006, the Compensation Committee approved the following base salaries for the named executive officers for 2006:

		Percentage
Name	2006 Base Salary	Increase from 2005
Stuart M. Essig	$500,000	11.1%
John B. Henneman, III	$420,000	5.0%
Gerard S. Carlozzi	$400,000	14.3%
Maureen B. Bellantoni	$300,000	N/A
David B. Holtz	$250,000	8.7%
Judith O’Grady	$230,000	7.0%
The salaries payable to Messrs. Henneman, Carlozzi and Holtz and Ms. Bellantoni were provided for in the employment agreements they entered into in December 2005 and, in the case of Ms. Bellantoni, January 2006. The increase in Mr. Essig’s salary from $450,000 to $500,000 was the minimum required under his employment agreement. The percentage increase in Ms. O’Grady’s salary was in line with that of our other Senior Vice Presidents.
Management Incentive Compensation Plan Awards and Payments
For the second half of 2006, the first performance period in which the MICP was in effect, the performance objective under the MICP for Mr. Holtz and Ms. O’Grady, the named executive officers who participate in the MICP, was a specified amount of adjusted EBITDA. Adjusted EBITDA was defined as net income before interest, taxes, depreciation and amortization, as adjusted, in the discretion of the Compensation Committee, to account for any items that do not reflect our core operating performance. For this performance period, the Compensation Committee determined that these items consisted of charges relating to SFAS 123(R), in-process research and development, inventory purchase accounting, our September 2006 exchange offer and employee severance. We expect the adjusting items to differ for each performance period. The target awards under the MICP were 16.25% of base salary for each of Mr. Holtz and Ms. O’Grady. The Compensation Committee determined that we achieved 104% of the performance goal. Under the terms of the MICP, employees were able to receive up to 110% of the target award. The Compensation Committee approved a payment to Ms. O’Grady of $41,112, or 110% of the target award, the maximum allowed. This amount is set forth in the “Non-Equity Incentive Plan Compensation” column to the Summary Compensation Table in this Proxy Statement. Mr. Holtz did not receive any MICP payment as a result of his employment terminating prior to the March 2007 payment date, but he received a severance payment, as described below.
Annual Bonus Payments
Mr. Essig’s employment agreement provides that he shall be eligible for a cash bonus that shall not be less than 100% of his base salary. Although prior to 2006 Mr. Essig waived his right to this bonus because of our limited cash flow, in 2006, Mr. Essig received the target $500,000 bonus based upon our performance and strong cash-flow position.

A target bonus of 40% of base salary is provided in the employment agreements to which Ms. Bellantoni, Mr. Carlozzi and Mr. Henneman are parties. The Compensation Committee awarded each of these officers the target bonus of 40%: $120,000 for Ms. Bellantoni; $160,000 for Mr. Carlozzi; and $168,000 for Mr. Henneman. These awards were made based upon the Compensation Committee’s determination that Ms. Bellantoni, Mr. Carlozzi and Mr. Henneman had substantially met their performance objectives.
Although Ms. O’Grady received an MICP payment, the Compensation Committee awarded Ms. O’Grady a bonus of $3,000 for her 2006 performance.
Equity Awards
Equity awards made in reflecting 2006 compensation consist of awards made in connection with our entering into new employment agreement with certain named executive officers and awards made for the performance of the named executive officers in 2006.
Equity Awards Made Pursuant to Employment Agreements. In December 2005, Mr. Holtz received a grant of performance stock having a grant date value equal to $240,098 in connection with entering into his employment agreement. The terms of the grant provided that Mr. Holtz would receive the shares of common stock underlying this grant on December 31, 2006. Because this grant was made in 2005, it does not appear in the Grants Of Plan Based Awards table.
In January 2006, Messrs. Carlozzi and Henneman each received a grant of performance stock having a grant date value equal to $3,531,000 in connection with entering into their new employment agreements and Ms. Bellantoni received a grant of performance stock having a grant date value equal to $358,200 in connection with entering into her employment agreement. The performance goal of the performance stock was that our sales in any calendar year during the performance period of January 1, 2006 and ending December 31, 2008, shall be greater than consolidated sales in calendar year 2005. These officers will receive the shares of common stock underlying their grant on December 31, 2008 if the performance goal were met. On January 3, 2006, Ms. O’Grady received a grant of restricted stock having a grant date value equal to $88,275 for her 2005 performance.
Equity Awards Made for 2006 Performance. Mr. Essig’s employment agreement provides that we shall award him an annual grant of between 100,000 and 200,000 stock options. In December 2006, we granted 200,000 stock options to Mr. Essig. Our grant of the maximum amount was due, in part, as a result of our making no more than the annual salary increase to Mr. Essig.
In April 2007, we granted restricted stock having a grant date value equal to $200,000 to Ms. Bellantoni and restricted stock having a grant date value equal to $165,450 to Ms. O’Grady for their 2006 performance. We granted performance stock having a grant date value equal to $200,000 to each of Mr. Carlozzi and Mr. Henneman for their 2006 performance. Because these grants were made in 2007, they do not appear in the Summary Compensation Table or the Grants Of Plan Based Awards table.
During 2006, we granted Ms. O’Grady restricted stock having a grant date value equal to $50,000 and granted Mr. Holtz restricted stock having a grant date value equal to $10,000. These grants were made following the completion of their work on projects that were of value to the Company. Mr. Holtz’s grant was forfeited as a result of Mr. Holtz leaving the Company prior to the vesting of the restricted stock.
Severance Payment
In November 2006, Mr. Holtz provided notice that he was terminating his employment with the Company for “good reason” under his employment agreement as a result of the Company and Mr. Holtz not mutually agreeing to an amended job title and/or responsibilities for Mr. Holtz. Mr. Holtz’s last day of employment was December 31, 2006. Under his employment agreement, Mr. Holtz received a payment of $325,000, the sum of his annual base salary and target bonus, and received a payment for accrued personal time. These amounts are set forth in the “All Other Compensation” column of the Summary Compensation Table.
Compensation Decisions Effective for 2007
Base Salaries
In December 2006, for Mr. Essig, and March 2007, for all others, the Compensation Committee approved the following base salaries for the named executive officers, other than Mr. Holtz whose employment ended on December 31, 2006:

		Percentage
Name	2007 Base Salary	Increase from 2006
Stuart M. Essig	$550,000	10.0%
John B. Henneman, III	$420,000	—
Gerard S. Carlozzi	$420,000	5.0%
Maureen B. Bellantoni	$325,000	8.3%
Judith O’Grady	$235,000	2.1%
The increase in Mr. Essig’s salary from $500,000 to $550,000 was the minimum required under his employment agreement. The Compensation Committee determined that Mr. Henneman’s salary should not be increased because the current level was appropriate.
MICP Awards
In March 2007, we modified the target MICP awards by changing that percentage of an employee’s base salary that can be received under the MICP. We increased the percentage of salaries that Senior Vice Presidents, including Ms. O’Grady, are eligible to receive from 16.25% to 30%. We also increased the percentage of salaries that other executive officers are eligible to receive. As a result of these increases, we intend to decrease the amount of equity grants that will be made to executive officers who participate in the MICP.
Stock Ownership Guidelines for Executive Officers
Our executive officers must meet the stock ownership guidelines the Board of Directors has established in order to align their interests more closely with those of our stockholders. The Nominating and Corporate Governance Committee oversees compliance with these guidelines and periodically reviews the guidelines. The guidelines require executive officers, including the other named executive officers, to own shares with a value equal to the executive’s base salary. Vested shares of restricted stock and vested restricted stock units may be included to determine whether the required ownership interest has been met. Directors and executive officers have five years from the later of February 23, 2006 and the date of their election or appointment as directors or officers to attain this ownership threshold. We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no officer falls out of compliance with the stock ownership guidelines.
In addition, our policies prohibit our employees from selling our stock “short” or otherwise speculating that our stock will decline through the use of derivative securities. Such derivative transactions include writing “uncovered” call options or the purchase of put options. Buying our securities on margin is also prohibited. In addition, our policies also prohibit the frequent buying and selling of our stock to capture short-term profits.
Tax Considerations
Section 162(m). Section 162(m) of the Internal Revenue Code can limit the deductibility of compensation paid to the named executive officers to $1,000,000 per year unless the compensation qualifies as performance-based. The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executives. However, the deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that sum which is deductible under Section 162(m) of the Code. For example, the restricted units granted to Mr. Essig in 2004 had a value in excess of $1,000,000, and the sum of Mr. Essig’s 2007 salary and target bonus will exceed $1,000,000.
Our equity incentive plans contain performance-based conditions and have previously been approved by stockholders to ensure deductibility of payments under those plans under Section 162(m). We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with our compensation policies and what we believe is in the best interests of our stockholders.
Section 409A. In 2006, we reviewed the effect that Section 409A to the Internal Revenue Code could have on existing arrangements with our executive officers. We entered into amendments to the agreements governing the restricted unit grants made in 2000 and 2004 to Mr. Essig in an attempt to be in good-faith compliance with the requirements of Section 409A of the Code, pending issuance of the final regulations.
Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement.
The Compensation Committee of the Board of Directors
KEITH BRADLEY (CHAIR)
NEAL MOSZKOWSKI
CHRISTIAN S. SCHADE

Summary Compensation Table
The following table set forth information regarding compensation paid to our Chief Executive Officer, the two people who served as principal financial officer in 2006 and each of our three other most highly compensated executive officers based on total compensation earned during 2006.

							Change in
							Pension
							Value and
						Non-	Nonqual-
						Equity	ified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
		Salary	Bonus	Awards(1)	Awards(1)	sation(2)	Earnings	sation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stuart M. Essig	2006	500,000	500,000	—	2,531,090	—	—	3,750	3,534,840
President and Chief Executive Officer
Maureen B. Bellantoni	2006	293,077	120,000	117,091	—	—	—	118,411 (4)	648,579
Executive Vice President and Chief Financial Officer
David B. Holtz	2006	250,000	—	233,275	181,772	—	—	350,777 (6)	1,015,824
Senior Vice President, Finance(5)
John B. Henneman, III	2006	420,000	168,000	1,169,462	785,907	—	—	3,750	2,547,119
Executive Vice President and Chief Administrative Officer
Gerard S. Carlozzi	2006	400,000	160,000	1,169,462	973,568	—	—	—	2,703,030
Executive Vice President and Chief Operating Officer
Judith E. O’Grady	2006	227,577	3,000	37,411	167,828	41,112	—	3,750	480,678
Senior Vice President, Regulatory, Quality Assurance and Clinical Affairs

(1)
The amounts in Columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of awards pursuant to the Company’s equity incentive plans and therefore may include amounts from awards granted in 2006 and prior. Assumptions used in the calculation of these amounts for awards granted in fiscal years ended December 31, 2006, 2005, and 2004 are included in Note 2 Summary of Significant Accounting Policies to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 2, 2007. Assumptions used in the calculation of these amounts for the fiscal years ended December 31, 2003 and 2002 are included in Note 2 Summary of Significant Accounting Policies to the

Company’s audited financial statements for the fiscal year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on March 12, 2004. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The amounts in column (g) reflect cash awards earned under the Company’s Management Incentive Compensation Plan (the “MICP”).

(3)
Unless otherwise indicated, (a) the amounts in this column consist of Company matching contributions made to the Company’s 401(k) plan and (b) the aggregate amount of perquisites and other personal benefits was less than $10,000.

(4)
This consists of (a) $116,380 for moving and relocation expenses, (b) $1,731 of Company matching contributions made to the Company’s 401(k) plan, and (c) $300 paid by the Company for the annual fee for a corporate credit card provided only to certain employees.

(5)	Mr. Holtz was the Company’s principal financial officer until January 10, 2006. Mr. Holtz’s last day with the Company was December 31, 2006.

(6)
This consists of (a) $325,000 of severance payments provided for under Mr. Holtz’s employment agreement, (b) $9,708 of COBRA payments to be made by the Company on Mr. Holtz’s behalf for the 12 months following the end of his employment that was earned on December 31, 2006 as a result of Mr. Holtz leaving the Company, (c) $12,019 of accrued personal time payable to Mr. Holtz as a result of Mr. Holtz leaving the Company, (d) $3,750 of Company matching contributions made to the Company’s 401(k) plan and (e) $300 paid by the Company for the annual fee for a corporate credit card provided only to certain employees.

Grants Of Plan Based Awards
The following table presents information on annual incentive opportunities grated under the MICP and equity awards granted under the Company’s 2003 Equity Incentive Plan.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
		Date of	Under Non-Equity			Under Equity			Shares of	Securities	Price of	Stock and
		Comp.	Incentive Plan Awards(1)			Incentive Plan Awards(2)			Stock or	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(3)	Options	Awards	Awards(4)
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Stuart M. Essig	12-19-06	12-19-06	—	—	—	—	—	—	—	200,000 (5)	42.53	3,942,680
Maureen B. Bellantoni	01-10-06	01-10-06	—	—	—	—	10,000	—	—	—	—	358,200
David B. Holtz	09-18-06	09-18-06	0	40,625	60,938	—	—	—	—	—	—	—
	10-02-06	09-18-06	—	—	—	—	—	—	269 (6)	—	—	9,985
John B. Henneman, III	01-03-06	12-19-05	—	—	—	—	100,000	—	—	—	—	3,531,00
Gerard S. Carlozzi	01-03-06	12-19-05	—	—	—	—	100,000	—	—	—	—	3,531,00
Judith E. O’Grady	01-03-06	12-19-05	—	—	—	—	—	—	2,500	—	—	88,275
	07-03-06	06-16-06	—	—	—	—	—	—	1,282	—	—	49,988
	09-18-06	09-18-06	0	37,325	56,063	—	—	—	—	—	—	—

(1)
The amounts shown in these columns represent the executives’ annual incentive opportunity under the MICP. See “—Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentives/Bonuses” for more information regarding this plan. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentage provided for under the MICP. The “Maximum” is calculated by multiplying the “Target” by 150%. The “Threshold” is $0 because no amounts are payable if the performance goals under the MICP are not achieved at the 90% level.

(2)
The amounts shown in these columns represent shares of performance stock granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a description of the material terms of these performance stock awards.

(3)
The amounts shown in these columns represent shares of restricted stock granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a description of the material terms of these restricted stock awards.

(4)
This column reflects the full grant date fair value of the restricted stock, performance stock and stock options under SFAS 123R granted to the named executive officers in 2006. Generally, the full grant date fair value is the amount that the company would expense in its financial statements over the award’s vesting schedule. For restricted stock and performance stock, fair value is calculated using the closing price of the Company’s common stock on the grant date noted. For the stock options granted to Mr. Essig, fair value is calculated using the binomial distribution value on the grant date. The fair value shown for stock awards and option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to Note 2 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 2, 2007. These amounts reflect the company accounting expense and do not correspond to the actual value that will be recognized by the named executive officers.

(5)
This amount represents the annual stock option grant to Mr. Essig. 25% of the award vests one year after the grant date and the remaining 75% vests monthly thereafter over 36 months. The option has a term of 10 years.

(6)	This award was forfeited by Mr. Holtz as a result of his leaving the Company prior to the vesting date.

Outstanding Equity Awards At Fiscal Year-End
The following table presents information with respect to outstanding equity awards as of December 31, 2006.

		Option Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan	Market or
							Awards:	Payout
						Market	Number of	Value of
	Number of	Number of				Value of	Unearned Shares,	Unearned
	Securities	Securities			Number	Shares or	Units	Shares, Units
	Underlying	Underlying			of Shares	Units of	or Other	or Other
	Unexercised	Unexercised	Option		or Units	Stock	Rights	Rights
	Options	Options	Exercise	Option	of Stock That	That Have	That Have	That Have
	Exercisable	Unexercisable	Price(2)	Expiration	Have Not Vested	Not Vested(3)	Not Vested	Not Vested(4)
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Stuart M. Essig	282,086	—	11.00	12/22/2010
	31,565	—	26.34	12/21/2011
	36,208	—	17.65	12/31/2012
	18,229	6,771	28.78	01/02/2014
	100,000	100,000	34.49	12/17/2014
	151,041	98,959	31.38	07/27/2014
	50,000	150,000	35.57	12/19/2015
	0	200,000	42.53	12/19/2016
					1,250,000 (5)	63,885,000	—	—
Maureen B. Bellantoni	—	—	—	—	—	—	10,000 (6)	425,900
David B. Holtz	200	—	17.65	12/31/2008
	4,248	500	22.78	04/07/2009
	—	230	32.39	11/03/2009
	15,312	5,688	28.78	01/02/2010
	4,687	2,813	32.32	06/01/2010
	10,415	9,585	35.52	11/15/2010
					269 (7)	11,457	—	—
John B. Henneman, III	10,000	—	27.78	08/14/2007
	2,500	—	25.99	12/14/2007
	125,000	—	26.70	12/17/2007
	14,500	—	26.34	12/31/2007
	10,000	—	14.87	08/02/2008
	5,000	—	17.72	11/21/2008
	1,000	—	17.60	12/16/2008
	19,062	—	17.65	12/31/2008
	19,166	834	18.63	02/24/2009
	18,333	1,667	22.78	04/07/2009
	3,854	1,146	32.39	11/03/2009
	18,229	6,771	28.78	01/02/2010
	12,500	7,500	32.32	06/01/2010
	13,020	11,980	35.52	11/15/2010
	3,437	4,063	38.72	02/01/2011
	25,000	75,000	30.25	07/26/2011
					—	—	100,000 (8)	4,259,000
(Continued on next page)

Outstanding Equity Awards At Fiscal Year-End (continued)

		Option Awards(1)				Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market or
							Plan Awards:	Payout
						Market	Number of	Value of
	Number of	Number of			Number	Value of	Unearned	Unearned
	Securities	Securities			of Shares	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying			or Units	Units of	or Other	or Other
	Unexercised	Unexercised	Option		of Stock That	Stock	Rights	Rights
	Options	Options	Exercise	Option	Have Not	That Have	That Have	That Have
	Exercisable	Unexercisable	Price(2)	Expiration	Vested	Not Vested(3)	Not Vested	Not Vested(4)
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Gerard S. Carlozzi	4,167	18,750	27.32	09/26/2009
	1,563	—	32.39	11/03/2009
	521	6,771	28.78	01/02/2010
	6,250	7,500	32.32	06/01/2010
	13,020	11,980	35.52	11/15/2010
	3,437	4,063	38.72	02/01/2011
	—	75,000	30.25	07/26/2011
					—	—	100,000 (8)	4,259,000
Judith S. O’Grady	7,500	—	26.34	12/31/2007
	1,875	—	14.87	08/02/2008
	500	—	17.60	12/16/2008
	9,583	—	17.65	12/31/2008
	458	42	22.78	04/07/2009
	1,541	459	32.39	11/03/2009
	10,937	4,063	28.78	01/02/2010
	3,125	1,875	32.32	06/01/2010
	1,169	1,081	32.02	11/01/2010
	7,812	7,188	35.52	11/15/2010
	1,875	5,625	33.48	11/01/2011
					3,782 (9)	164,908	—	—

(1)
For option awards made to Mr. Essig and options awards made prior to July 26, 2005 to other officers, 25% of the award vests one year after the grant date and the remaining 75% vests monthly thereafter over 36 months. Option awards made on or after July 26, 2005 to employees other than Mr. Essig vest in four equal annual installments beginning on the first anniversary of the grant date. Options issued to Mr. Essig have a term of 10 years. Options issued to other officers have a term of six years.

(2)	The option exercise price is equal to the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant.

(3)
Market value is calculated by multiplying the number of shares in column (g) by $42.59, the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on December 29, 2006.

(4)
Market value is calculated by multiplying the number of shares in column (i) by $42.59, the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on December 29, 2006.

(5)
Consists of 500,000 shares of common stock underlying restricted units granted in 2000 and 750,000 shares of common stock underlying restricted units granted in 2004. These restricted units vested as of the grant date, but Mr. Essig does not have the right to receive the underlying shares of common stock. The shares underlying the 2004 grant are deliverable on March 4, 2008, but Mr. Essig has the right to defer the delivery of these shares until June 30, 2025 if certain conditions are met. The shares underlying the 2000 grant are deliverable as soon as administratively practicable on or after the first business day that occurs immediately following the 6-month period after the date of Mr. Essig’s separation from service from the Company. Mr. Essig has the right to defer the delivery of these shares until June 20, 2029 if certain conditions are met.

(6)
Consists of 10,000 shares of common stock underlying a performance stock award. The terms of the award provide that these shares will be deliverable as soon as practicable after December 31, 2008 if the performance condition is met. The performance condition was met in 2006.

(7)	Consists of shares of restricted stock that were scheduled to vest on October 2, 2009. These shares were forfeited as a result of Mr. Holtz leaving the Company on December 31, 2006.

(8)
Consists of 100,000 shares of common stock underlying a performance stock award. The terms of the award provide that these shares will be deliverable as soon as practicable after December 31, 2008 if the performance condition is met. The performance condition was met in 2006.

(9)	Consists of 2,500 shares of restricted stock that will vest on January 3, 2009 and 1,282 shares of restricted stock that will vest on July 3, 2009.
Option Exercises And Stock Vested
The following table presents information on stock option exercises and stock award vesting during 2006.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise(1)	Acquired on Vesting	on Vesting(2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Stuart M. Essig	7,084	170,760	750,000	26,025,000
Maureen B. Bellantoni	—	—	—	—
David B. Holtz	87,616	1,337,523	6,750 (3)	287,483
John B. Henneman, III	25,000	679,087	—	—
Gerard S. Carlozzi	128,332	1,542,390	—	—
Judith E. O’Grady	8,051	187,765	—	—

(1)
Value realized is calculated on the basis of the difference between the exercise price and the market price of the Company’s common stock as reported by the Nasdaq Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)
Value realized is calculated on the basis of the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of vesting multiplied by the number of shares of common stock that vested or, in the case of Mr. Essig, that were delivered. The 750,000 shares delivered to Mr. Essig had vested on the grant date of the restricted units relating to these shares, but the terms of the restricted unit grant provided that these shares would not be deliverable until January 3, 2006.

(3)	In connection with the vesting of 6,750 shares of restricted stock issued to Mr. Holtz, the Company withheld 2,021 shares to satisfy tax withholding obligations.

Director Compensation
The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation include an annual equity grant and an annual retainer.
Compensation. The compensation of directors during 2006 included the compensation payable during the one year period beginning with the Company’s 2005 Annual Meeting of Stockholders on May 17, 2005 and the one year period beginning with the Company’s 2006 Annual Meeting of Stockholders on May 17, 2006.
As compensation for their service during the one year period beginning with the Company’s 2005 Annual Meeting of Stockholders, non-employee directors received a grant of options to purchase 7,500 shares of common stock, with the Chairman of the Board of Directors receiving options to purchase 10,000 shares. Directors also received an annual retainer of $40,000, payable in one of four ways, at their election: (1) in cash, (2) in restricted stock, (3) one half in cash and one half in restricted stock, or (4) in options to purchase common stock (the number of options determined by valuing the options at 25% of the fair market value of our common stock underlying the option), with a maximum of 5,000 options.
Effective as of the 2006 Annual Meeting of Stockholders, non-employee directors were able to elect to receive an annual equity grant of 1,875 shares of restricted stock instead of options to purchase 7,500 shares of common stock (with the Chairman of the Board of Directors being able to elect to receive 2,500 shares of restricted stock instead of options to purchase 10,000 shares of common stock). In addition, the annual retainer was increased to $50,000, payable in the four ways described above.
The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.
The following table provides details the total compensation earned by non-employee directors in 2006.

	Fees Earned or Paid
	in Cash(1)	Stock Awards(2)	Option Awards(2)(3)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(h)
Keith Bradley	15,217	120,359	—	135,576
Richard E. Caruso	7,609	143,815	—	151,424
Neal Moszkowski(4)	—	—	119,490	119,490
Christian Schade(5)	15,489	24,995	97,360	137,844
James M. Sullivan	23,098	95,364	—	118,462
Anne M. VanLent	30,978	—	97,360	128,338
David Auth(6)	15,217	—	—	15,217

(1)	Includes amounts earned for 2006, but not paid until 2007

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 2 Summary of Significant Accounting Policies to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 2, 2007.

However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of stock and option awards is equal to the amounts set forth in these columns, except that the grant date fair value of the option awards made to Mr. Moszkowski was $152,625

(3)
The aggregate number of options held by each director as of December 31, 2006 was as follows: Keith Bradley — 30,000; Richard E. Caruso — 70,000; Neal Moszkowski — 12,500; Christian Schade - 7,500; James M. Sullivan — 50,000 and Anne M. VanLent — 27,500. All of these options had vested as of such date, other than the options held by Mr. Moszkowski. No shares of restricted stock were held by any director as of such date.

(4)	Mr. Moszkowski re-joined the Board of Directors on August 1, 2006.

(5)	Mr. Schade joined the Board of Directors on May 17, 2006.

(6)	Mr. Auth’s term as a director ended on May 17, 2006.
Stuart Essig, the Company’s President and Chief Executive Officer, is not included in this table because he is an employee of the Company and does not receive compensation for his services as a director. The compensation received by Mr. Essig as an employee of the Company is shown above in the Summary Compensation Table.
Changes to Director Compensation. At the beginning of 2007, the Company approved the following changes to the compensation of our non-employee directors, effective as of the 2007 Annual Meeting of Stockholders:
•	the annual retainer was increased from $50,000 to $55,000; and

•
for directors who choose to receive the annual retainer in options to purchase common stock, the number of options will be determined by valuing the options at 25% of the fair market value of our common stock underlying the option, with a maximum of 7,500 options.

Potential Payments Upon Termination or Change in Control
The Company has entered into agreements with each of its named executive officers which provide certain payments and benefits upon several events of termination of employment, including termination of employment in connection with a change in control. This section describes these payments and benefits, with amounts based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2006. On December 29, 2006, the last trading day prior to December 31, 2006, the Company’s common stock had a closing sale price on the Nasdaq Global Select Market of $42.59. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time.
Unless specified otherwise, the information in this section is based upon the terms of (i) the Second Amended and Restated Employment Agreement between the Company and Stuart M. Essig, dated as of July 27, 2004 and subsequently amended on December 19, 2006, (the “Essig Agreement”); (ii) the Amended and Restated Employment Agreement, dated December 19, 2005, between the Company and John B. Henneman, III (the “Henneman Agreement”), (iii) the Amended and Restated Employment Agreement, dated December 19, 2005, between the Company and Gerard S. Carlozzi (the “Carlozzi Agreement”); (iv) the Amended and Restated Employment Agreement, dated December 19, 2005, between the Company and David B. Holtz (the “Holtz Agreement”); (v) the Severance Agreement, dated January 1, 2007, between the Company and Judith O’Grady (the “O’Grady Agreement”); and (vi) the Employment Agreement, dated January 10, 2006, between the Company and Maureen B. Bellantoni (the “Bellantoni Agreement”) which together with the Essig Agreement, the Henneman Agreement, the Carlozzi Agreement, the Holtz Agreement and the O’Grady Agreement are collectively referred to in this section as, the “Agreements”).
Mr. David B. Holtz, who terminated his employment on December 31, 2006, is discussed at the end of this section under “Terminated Executive During 2006 Calendar Year.”
Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason
The Agreements provide each of the named executive officers (except Ms. O’Grady) severance payments and benefits upon termination of their employment by the Company without cause or by the executive for good reason. For Mr. Essig and Ms. Bellantoni, the Company will pay them a lump sum cash severance payment equal to their annual base salary as of their last day of active employment. For Messrs. Henneman and Carlozzi, the Company will pay them a lump sum cash severance payment equal to the sum of their annual base salary as of their last day of active employment and their target bonus for the year of termination.
In addition, the Company will continue to provide to each of the named executive officers (other than Ms. O’Grady) continued participation in all of the Company’s life insurance, health and accident, disability and other employee benefit plans for a specified period of time. Specifically, Mr. Essig will receive continued coverage until December 31, 2009, and the other executives will have continued coverage for one year following their date of termination.
The Agreements also provide the named executive officers (except Mses. Bellantoni and O’Grady) with accelerated vesting of their equity awards upon such termination of employment. In addition, for Mr. Essig only, all of his stock options will remain exercisable through their original expiration dates and he will receive payment of the shares of common stock underlying the 750,000 restricted stock units granted to him on July 27, 2004 (the “2004 RSUs”), unless he previously elected a different payment date.

The O’Grady Agreement provides that upon termination of her employment prior to a change in control, the Company’s standard employment termination policies and practices that are applicable to her at the time of her termination would be applicable. The Company currently does not have a written severance plan for employees generally. Accordingly, Ms. O’Grady will not be entitled to any payments or benefits upon termination of her employment without cause prior to a change in control.
Good reason under the Agreements generally exists if (i) the Company materially breaches the respective Agreements and does not cure the breach within a specified period of time after its receipt of written notice of such breach; (ii) the Company relocates the executive to a location more than forty miles from Princeton, New Jersey (or for Mr. Essig only, more than thirty miles from Princeton, New Jersey and sixty miles from New York, New York); (iii) without the executive’s express written consent, the Company reduces the executive’s base salary or bonus opportunity, or materially reduces the aggregate fringe benefits provided to the executive, or substantially alters the executive’s authority and/or title in a manner reasonably construed to constitute a demotion, provided that, for all executives (except Mr. Essig), the executive resigns within ninety days after the change objected to; (iv) without the executive’s express written consent, the executive fails at any point after a change in control to hold the title and authority with the parent corporation of the surviving corporation after the change in control (or, for all executives other than Mr. Essig, if there is no parent corporation, the surviving corporation) that executive held with the Company immediately prior to the change in control, provided that the executive resigns within one year after the change in control (or for Mr. Essig only, he resigns for good reason within eighteen months after the change in control (in which case, no notice or cure period would apply)); or (v) the Company fails to obtain the assumption of the executive’s Agreement by any successor company.
The Essig Agreement provides for the following additional good reason terminations that are specific only to Mr. Essig: (i) if the Board of Directors fails to nominate him as a candidate for director; (ii) if he is not appointed as the President and Chief Executive Officer of the Company or as a member of the Board of Directors; (iii) if the Company materially breaches any equity compensation plan implemented after July 27, 2004 or any of the agreements evidencing his equity grant awards; (iv) if the Company materially fails to provide annual medical examinations and vacation benefits, or to substantially provide any material employee benefits due to him (other than any such failure which affects all senior executive officers); (v) if the Company fails to indemnify him in all material respects in accordance with the Company’s by-laws and terms of any directors and officers liability insurance policy; or (vi) if the Company fails to initiate the procedures, as soon as practicable, to establish and maintain registration statements with respect to stock options and restricted stock units granted to him prior to July 27, 2004.
Payments Upon Termination For Cause Or By Executive Without Good Reason
The Agreements generally do not provide the named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.
A termination for cause under the Agreements generally would result from an executive’s: (i) continued failure to perform the executive’s stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreements which is not cured (if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive’s employment with the Company; (iv) breach of fiduciary duty in connection with the executive’s employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.
Payments Upon Non-Renewal Of Employment Agreement
Only the Essig, Henneman and Carlozzi Agreements provide payments and benefits upon non-renewal of the term of the respective Agreements. For Mr. Essig, all of his outstanding stock options granted after July 27, 2004 will immediately vest and remain exercisable through their original expiration dates. In addition, he will receive the shares underlying his 2004 RSUs, unless he previously elected a different payment date.
For Messrs. Henneman and Carlozzi, the Company will pay them the same payments and benefits as those payments and benefits described under “–Payments Upon Termination By The Company Without Cause Or By The Executive For Good Reason” discussed above. However, while their stock options will accelerate and become fully exercisable, only a pro-rata portion of Messrs. Henneman’s and Carlozzi’s outstanding shares of restricted stock will be deemed to have vested as of the last day of their employment. Such pro-rata portion will be based on the number of days that they worked for the Company after the grant of their restricted stock awards and the total number of days of the restriction period set forth in their respective restricted stock grant agreements.
Payments Upon Death
Only the Essig, Henneman and Carlozzi Agreements provide severance payments and benefits upon death. Specifically, if Messrs. Essig, Henneman and Carlozzi die during the term of their employment, then the Company will pay to their estate a lump sum payment equal to one times their annual base salary. In addition, their eligible beneficiaries will continue to participate in all of the Company’s life insurance, health and accident, disability and other employee benefit plans generally for a period of one year from the date of their death.
The Essig, Henneman and Carlozzi Agreements also provide for acceleration of their respective equity compensation awards. In addition, all of Mr. Essig’s stock options will remain exercisable until one year following his death, but in no event beyond their respective original expiration dates. Moreover, as promptly as practicable following his death, Mr. Essig’s estate will receive the shares underlying the 2004 RSUs, unless he previously elected a different payment date.
Payments Upon Disability
Only the Essig Agreement provides payments upon termination of Mr. Essig’s employment on account of disability. Specifically, if his employment is terminated on account of his disability, then the Company will pay him an amount equal to (i) if such payments are taxable, his then-current base salary, or alternatively, (ii) if such payments are not taxable, the after-tax equivalent of his then-current base salary, in either case until December 31, 2009. The Company will also generally continue all of the Company’s life insurance, health and accident, disability and other employee benefits to him for a period of one year from the date of his termination. Following December 31, 2009, Mr. Essig will continue to be entitled to receive long-term disability benefits under the Company’s long-term disability program in effect at such time to the extent he is eligible to receive such benefits.
In addition to the foregoing payments upon his termination of employment on account of his disability, all of Mr. Essig’s stock options will immediately vest and will remain exercisable until one year following his termination, but in no event beyond their respective original expiration dates. As promptly as practicable following such termination, all shares underlying the outstanding 2004 RSUs will be paid to him, unless he previously elected a different payment date.
Although no severance payments will be made to Messrs. Henneman and Carlozzi upon their termination of employment on account of their disability, all of their equity awards will accelerate and become fully vested on the date of their termination of employment for disability.
Under the Agreements, disability generally means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of not fewer than six months.
Payments Upon Termination Related To A Change In Control
The Agreements provide each of the named executive officers severance payments and benefits upon termination of their employment in connection with or following a change in control. If (i) Mr. Essig’s employment is terminated by the Company for a reason other than death, disability, or cause, (ii) Mr. Essig terminates his employment for good reason, or (iii) the Company fails to renew the Essig Agreement, in each case, within eighteen months following a change in control, he will be entitled to a severance payment equal to the sum of (a) 2.99 times the sum of his base salary and target bonus for the fiscal year of his termination and (b) a pro rata portion of his bonus in the year of termination. In addition, the Company will generally provide him with continued participation in all of the Company’s life insurance, health and accident, disability and other employee benefit plans until the end of the later of December 31, 2009 or one year following his termination date. Moreover, the Company will reimburse him for all reasonable legal fees and expenses incurred by him as a result of such termination of employment. The Company will also pay him interest on any severance payments that are delayed for six months because of the application of section 409A of the Code.
The Agreements with the other named executive officers provide that, if within twelve months of a change in control, their employment with the Company is terminated by the Company for a reason other than death, disability or cause, or they terminate employment with the Company for good reason, (or for Messrs. Henneman and Carlozzi only, the Company fails to renew their respective Agreements), the Company will pay to them a lump sum cash payment equal to 2.99 times (for Ms. O’Grady only, 1.99 times) the sum of their annual base salary and target bonus. In addition, the Company will continue to maintain and provide to these executives continued participation in all of the Company’s life insurance, health and accident, disability and other employee benefit plans for a period generally ending on the earlier to occur of (i) the fifth anniversary of their Agreements (or for Mses. Bellantoni and O’Grady only, the first anniversary of their date of termination of employment), or (ii) their date of death. All of the Agreements (except the O’Grady Agreement) also provide that the Company will pay all reasonable fees and expenses incurred by the executives as a result of their termination of employment.
The Agreements (except the O’Grady Agreement) provide that if any payment, coverage or benefit provided to them is subject to the excise tax under section 4999 of the Code, the executives will be grossed-up so that the executive would be in the same net after-tax position he or she would have been in had sections 280G and 4999 not been part of the Code. The O’Grady Agreement provides that if any payment or benefit provided to her would be subject to the excise tax under section 4999 of the Code, she will have the amounts payable to her and benefits she will receive reduced so that no amounts she would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in her receiving a greater amount on an after-tax basis than if no reduction had occurred.
The Company’s equity plans provide for the acceleration of the vesting and/or delivery of all equity compensation awards for all of the named executive officers upon a change in control, regardless of whether their employment has terminated. The Essig Agreement provides that all stock options granted to Mr. Essig will remain exercisable through their original expiration dates, and he will generally receive payment of all outstanding restricted stock units (including the shares underlying the 2004 RSUs and the 500,000 shares underlying the restricted stock units granted to Mr. Essig in 2000) on the date of the change in control.
Under the Agreements, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent (or for Mr. Essig only, thirty-five percent) of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.
Restrictive Covenants And Other Conditions
The foregoing severance benefits payable upon termination of employment prior to or after a change in control to the named executive officers (except Ms. O’Grady) are conditioned on, for Messrs. Essig, Henneman and Carlozzi, their execution of a mutual release, and for Ms. Bellantoni, her execution of a general release.
In addition, for all of the named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements; provided, however, that such restrictive covenants would not apply to Mr. Essig if he is terminated by the Company without cause or he terminates his employment for good reason prior to a change in control. Specifically, during the term of their employment with the Company and the one year period thereafter (or for Mr. Essig, the two year period thereafter), all of the named executive officers may not compete against the Company or solicit employees and customers of the Company.
Terminated Executive During 2006 Calendar Year
Effective as of December 31, 2006, Mr. David Holtz terminated his employment as the Senior Vice President, Finance of the Company for good reason. In connection therewith, Mr. Holtz received payments and benefits totaling $337,000, which consisted of cash severance in the amount of $325,000 and continued health benefits in the amount of $12,000. These amounts were paid to him pursuant to his Agreement.

Summary of Potential Payments
The following table summarized the payments to be made by the Company to the named executive officer’s upon the events discussed above:

	Termination
	Without Cause					Termination
	Or With Good					Without Cause Or
	Reason (Before A				Upon A Change	With Good Reason
	Change In	Non-Renewal			In Control	(After A Change In
Named Executive Officer	Control)	Of Agreement	Death	Disability	(No Termination)	Control)
Stuart M. Essig
Cash Severance	$500,000	—	$500,000	$1,500,000	—	$3,490,000
Continued Health & Other Benefits(1)	$24,000	—	$12,000	$12,000	—	$36,000
Acceleration of Stock Options	$3,537,347	$3,537,347	$3,537,347	$3,537,347	$3,537,347	$3,537,347
Acceleration of Other Grants	$31,942,500	$31,942,500	$31,942,500	$31,942,500	$53,237,500	$53,237,500
Fees/Interest(2)	—	—	—	—	—	$86,722
280G Gross-up Amount	—	—	—	—	—	—
Total	$36,003,847	$35,479,847	$35,991,847	$36,991,847	$56,774,847	$60,387,569
John B. Henneman, III
Cash Severance	$588,000	$588,000	$420,000	—	—	$1,758,120
Continued Health & Other Benefits(1)	$12,000	$12,000	$12,000	—	—	$48,000
Acceleration of Stock Options	$1,279,912	$1,279,912	$1,279,912	$1,279,912	$1,279,912	$1,279,912
Acceleration of Other Grants	$4,259,000	$1,411,901	$4,259,000	$4,259,000	$4,259,000	$4,259,000
Fees/Interest(2)	—	—	—	—	—	—
280G Gross-up Amount	—	—	—	—	—	—
Total	$6,138,912	$3,291,813	$5,970,912	$5,538,912	$5,538,912	$7,345,032
Gerard S. Carlozzi
Cash Severance	$560,000	$560,000	$400,000	—	—	$1,674,400
Continued Health & Other Benefits(1)	$12,000	$12,000	$12,000	—	—	$48,000
Acceleration of Stock Options	$1,500,491	$1,500,491	$1,500,491	$1,500,491	$1,500,491	$1,500,491
Acceleration of Other Grants	$4,259,000	$1,411,901	$4,259,000	$4,259,000	$4,259,000	$4,259,000
Fees/Interest(2)	—	—	—	—	—	—
280G Gross-up Amount	—	—	—	—	—	$962,189
Total	$6,331,491	$3,484,392	$6,171,491	$5,759,491	$5,759,491	$8,444,080
Maureen B. Bellantoni
Cash Severance	$300,000	—	—	—	—	$1,255,800
Continued Health & Other Benefits(1)	$12,000	—	—	—	—	$12,000
Acceleration of Stock Options	—	—	—	—	—	—
Acceleration of Other Grants	—	—	—	—	$425,900	$425,900
Fees/Interest(2)	—	—	—	—	—	—
280G Gross-up Amount	—	—	—	—	—	$448,432
Total	$312,000	—	—	—	$425,900	$2,142,132
Judith O’Grady
Cash Severance	—	—	—	—	—	$640,780
Continued Health & Other Benefits(1)	—	—	—	—	—	$12,000
Acceleration of Stock Options	—	—	—	—	$194,315	$194,315
Acceleration of Other Grants	—	—	—	—	$161,075	$161,075
Fees/Interest	—	—	—	—	—	—
280G Gross-up Amount	—	—	—	—	—	—
Total	—	—	—	—	$355,390	$1,008,170
(Continued on next page)

Termination
	Without Cause					Termination
	Or With Good					Without Cause Or
	Reason (Before A				Upon A Change	With Good Reason
	Change In	Non-Renewal			In Control	(After A Change In
Named Executive Officer	Control)	Of Agreement	Death	Disability	(No Termination)	Control)
David B. Holtz
Cash Severance	$325,000	—	—	—	—	—
Continued Health & Other Benefits(1)	$12,000	—	—	—	—	—
Acceleration of Stock Options	—	—	—	—	—	—
Acceleration of Other Grants	—	—	—	—	—	—
Fees/Interest	—	—	—	—	—	—
280G Gross-up Amount	—	—	—	—	—	—
Total	$337,000	—	—	—	—	—

(1)	For these purposes, the cost of continued participation in the Company’s health and other employee benefit plans for each executive is assumed to be $1,000 per month.

(2)
The Essig, Henneman, Carlozzi and Bellantoni Agreements provide for reasonable legal fees and expenses that may be incurred by each executive as a result of their termination of employment related to a change in control. However, the table does not include a value for these fees and expenses because they would be incurred only if there is a dispute under these Agreements. Thus, these amounts are undeterminable. For Mr. Essig only, the $86,722 value represents the interest on his cash severance payment if it is required to be delayed for six months because of the application of section 409A of the Code at the rate of 4.89% compounded monthly.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2006 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

	Number of securities to be		Weighted-average		Number of securities
	issued upon exercise of		exercise price of		remaining available for
	outstanding options,		outstanding options,		future issuance under
Plan Category	warrants and rights		warrants and rights		equity compensation plans (1)
Equity compensation plans approved by stockholders	4,905,681	(2)	$20.61	(3)	2,456,195	(4)
Equity compensation plans not approved by stockholders	—		—		—

Total	4,905,681		$20.61		2,456,195

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)
Consists of (a) 1,250,000 shares of common stock underlying Restricted Units, (b) 210,000 shares of common stock underlying outstanding performance stock, (c) 8,083 shares of common stock underlying outstanding contract stock and (d) 3,437,598 shares of common stock underlying outstanding options.

(3)	Excluding the Restricted Units, performance stock and contract stock, the weighted average exercise price is $29.41.

(4)
Consists of 1,101,303 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and 1,354,892 shares which remain subject to awards under the other Approved Plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Dr. Bradley, Mr. Moszkowski and Mr. Schade are the current members of the Compensation Committee. Dr. Bradley, Ms. VanLent and Dr. David Auth, a former director of the Company, served as members until May 17, 2006, and Dr. Bradley, Mr. Schade and Ms. VanLent served as members from May 17, 2006 through August 1, 2006. None of these persons was an officer, employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Person Transactions
Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:
(a)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

(b)	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c)	any immediate family member of any of the foregoing persons; and

(d)
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.
The Audit Committee, will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.
The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive

Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).
Related Person Transactions
The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries (“Provco”), owns a 50% interest in Plainsboro Associates. Provco’s stockholders are trusts whose beneficiaries include the children of Dr. Caruso, the Chairman and a principal stockholder of the Company. Dr. Caruso is the President of Provco. The Company paid $231,000 in rent for this facility during 2006.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.
The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on March 2, 2004, a copy of which is available on the Company’s website.
As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on March 2, 2007.
The Audit Committee of the Board of Directors
ANNE M. VANLENT (CHAIR)
CHRISTIAN S. SCHADE
JAMES M. SULLIVAN

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2007 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company’s directors and nominees for directors; (c) each of the Named Officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

	AMOUNT AND NATURE OF
	BENEFICIAL OWNERSHIP
			PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES (1)		OF CLASS
Thomas J. Baltimore, Jr.	0		*
Keith Bradley, Ph.D.	33,207	(2)	*
Richard E. Caruso, Ph.D.	7,207,999	(3)	26.3%
Stuart M. Essig	1,598,541	(4)	5.7%
Neal Moszkowski	16,011	(5)
Christian S. Schade	8,166	(6)	*
James M. Sullivan	74,806	(7)	*
Anne M. VanLent	28,748	(8)	*
Maureen B. Bellantoni	0		*
John B. Henneman, III	331,636	(9)	1.2%
Gerard S. Carlozzi	46,654	(10)	*
Judith E. O’Grady	61,903	(11)	*
David B. Holtz	8,347		*
All directors, nominees for director and executive officers as a group (13 persons)	9,417,472	(12)	32.9%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	2,740,000	(13)	10.0%
Provco Leasing Corporation 209B Bayard Building 3411 Silverside Road Wilmington, DE 19810	7,114,543	(14)	26.0%
TRU ST PARTNERSHIP, L.P. 795 E. Lancaster Avenue, Suite 200 Villanova, PA 19085	7,091,205	(15)	25.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,346,450	(16)	8.6%
William Blair & Company, L.L.C 222 W. Adams Street Chicago, IL 60606	3,335,590	(17)	12.2%

*	Represents beneficial ownership of less than 1%.

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2007 upon the exercise of an option or other convertible security are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(2)	Consists of 30,000 shares that Dr. Bradley has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him.

(3)
Includes 7,091,205 shares held by TRU ST PARTNERSHIP, L.P., a Pennsylvania general partnership (“TRU ST”) (also see Note 15 below). Also includes 23,338 shares held by Provco Leasing Corporation (“Provco”), of which Dr. Caruso is President and sole director and 19,000 shares held by The Uncommon Individual Foundation, of which Dr. Caruso is the Chief Executive Officer. Provco is the corporate general partner of TRU ST. Dr. Caruso may be deemed to have shared voting and dispositive power over the shares held by TRU ST and Provco. Also includes 70,000 shares that Dr. Caruso has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him. Dr. Caruso disclaims beneficial ownership of the shares held by TRU ST, except to the extent of his pecuniary interest therein. Dr. Caruso’s address is c/o TRU ST PARTNERSHIP, L.P, 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085.

(4)
Includes 725,378 shares that Mr. Essig has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him. Excludes outstanding Restricted Units awarded to Mr. Essig in 2000 and 2004, which entitle him to receive an aggregate of 1,250,000 shares of common stock. The Restricted Units held by Mr. Essig vested on the grant dates, but are not yet deliverable and do not give him the right to acquire any shares within 60 days of February 28, 2007. Pursuant to the terms of a forward sale contract entered into with Credit Suisse First Boston Capital LLC on December 14, 2004, Mr. Essig is obligated to deliver to Credit Suisse First Boston Capital LLC on March 28, 2013 between 264,550 and 500,000 shares of common stock (or, at the election of Mr. Essig, the cash equivalent of such shares). Mr. Essig retains voting power over these shares pending the settlement of the forward sale contract. Mr. Essig’s address is c/o Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, NJ 08536.

(5)	Includes 12,500 shares that Mr. Moszkowski has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him.

(6)	Includes 7,500 shares that Mr. Schade has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him.

(7)	Includes 50,000 shares that Mr. Sullivan has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him.

(8)	Includes 27,500 shares that Ms. VanLent has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by her.

(9)	Includes 309,064 shares that Mr. Henneman has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him.

(10)	Includes 44,165 shares that Mr. Carlozzi has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by him.

(11)	Includes 42,185 shares that Ms. O’Grady has the right to acquire within 60 days of February 28, 2007 upon the exercise of options held by her.

(12)
See Notes 2 through 11 above. Also includes 1,454 shares held by an executive officer of the Company and/or its subsidiaries who is not listed in the above table. This amount does not include shares held by Mr. Holtz, who is no longer an executive officer of the Company.

(13)
Capital Research and Management Company (“CRMC”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is deemed to be the beneficial owner of 2,740,000 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC has sole voting and dispositive power of these shares SMALLCAP World Fund, Inc. (“SCWF”), an investment company registered under the Investment Company Act of 1940, which is advised by CRMC, is the beneficial owner of 2,240,000 of these shares and has no voting or dispositive power of these share. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by CRMC and SCWF with the Securities and Exchange Commission on February 12, 2007.

(14)	Includes 7,091,025 shares held by TRU ST (see note 15 below), of which Provco is the general corporate partner. Provco may be deemed to have shared voting and dispositive power over these shares.

(15)
Pursuant to the terms of a forward sale contract entered into with Credit Suisse First Boston Capital LLC on November 23, 2004, TRU ST is obligated to deliver to Credit Suisse First Boston Capital LLC on January 15, 2013 between 322,581 and 600,000 shares of common stock (or, at the election of TRU ST, the cash equivalent of such shares). TRU ST retains voting power over these shares pending the settlement of the forward sale contract.

(16)
T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole dispositive power over all of these shares and has sole voting power over 331,750 of these shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by T. Rowe Price with the Securities and Exchange Commission on February 14, 2007.

(17)
William Blair & Company, L.L.C. (“William Blair”) has sole dispositive and voting power over all of these shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G/A filed by William Blair with the Securities and Exchange Commission on January 17, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.
Based solely upon the Company’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company’s knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2006, except for the following, which resulted from an administrative error:
(a)	a statement of changes in beneficial ownership of securities on Form 4 for the grant of restricted stock on July 3, 2006 was filed late by Judith O’Grady, an executive officer of the Company; and

(b)	a statement of changes in beneficial ownership of securities on Form 4 for the grant of restricted stock on October 2, 2006 was filed late by David Holtz, an executive officer of the Company.
STOCKHOLDER PROPOSALS
The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders is December 16, 2007. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536, Attention: Senior Vice President,

General Counsel and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is March 2, 2008. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after March 2, 2008, then the Company’s proxy for the 2008 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.
OTHER MATTERS
A copy of the Company’s 2006 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, and Nominating and Corporate Governance Committees are accessible via our website at www.integra-LS.com through the “Investor Relations” link under the heading “Corporate Governance.”
The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2006. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,

/s/ Richard D. Gorelick

Plainsboro, New Jersey	Richard D. Gorelick
April 16, 2007	Senior Vice President, General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
May 17, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯    Please detach along perforated line and mail in the envelope provided    ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:						For	Against	Abstain

	Nominees:	For	Against	Abstain		2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐
	Thomas J. Baltimore, Jr.	☐	☐	☐
	Keith Bradley	☐	☐	☐
	Richard E. Caruso	☐	☐	☐
	Stuart M. Essig	☐	☐	☐
	Neal Moszkowski	☐	☐	☐		In their discretion, the Proxies are authorized to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
	Christian S. Schade	☐	☐	☐
	James M. Sullivan	☐	☐	☐
	Anne M. VanLent	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Stockholder	Date	Signature of Stockholder	Date
Note: Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.
If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, sign in partnership name by authorized person.

PROXY CARD
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
311 ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536
PROXY – Annual Meeting of Stockholders – Thursday, May 17, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stuart M. Essig and John B. Henneman, III as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 30, 2007 at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2007 or at any adjournment or postponement thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 2, FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be signed on the reverse side)